中国银行
BANK OF CHINA

STANDBY LETTER OF CREDIT #3

We, Bank of China Beijing, address at No. 1, Fuxingmen Nei Dajie, Beijning 100818, China, SWIFT Code, BKCHCNBJ, on behalf of Ms. Cui Ning, with address at No. 60 Pi Ku Hu Tong, Xi Cheng, Qu Beijing, China, and with account number 0128758010593897-117 (hereinafter referred to as "The Guarantor") hereby unconditionally and irrevocably issue this Standby Letter of Credit in favor of the Beneficiary: InsurFinancial Holdings PLC (Reg:05846021), Level 17, Dashwood House, 69 Old Broad Street, London WEC2M 1QS, United Kingdom (hereinafter referred to as "The Borrower") for the maximum amount of: USD$100,000,000.00 (One Hundred Million United States dollars, only). The credit represents and covers the due and unpaid of the principal, interest, fees and banking charges owed by the GUARANTOR to you under the loan agreement (hereinafter referred to as the 'Guaranteed Sums').

Payment is available upon presentation of authenticated Swift message certify that the amount claimed under this Standby Letter of Credit No. 0128758010593897-117-3 represents and covers the unpaid indebtedness, interests and other charges, that will be payable and callable at counters of our bank, Bank of China, Head Office, with address at No.1 Fuxingmen Nei Dajie, Beijing 100818, China, SWIFT Code BKCHCNBJ,, arising out of its granting Loan Facility to the Borrower, up to the above mentioned amount of USD$100,000,000.00 (One Hundred Million United States Dollars, only).

Document Required:

Your draft(s) at sight drawn on us, bearing the clause "Drawn under irrevocably Standby Letter of Credit No. 0128758010593897-117-3 first written demand via SWIFT stating that the GUARANTOR failed to repay all or part of the Guaranteed Sums due or becoming due for any reason whatsoever.

We engage with you that the draft drawn under and in compliance with the terms of this credit shall be duly honoured on due presentation to us and we shall pay you within 7 banking days, after receipt of the above mentioned documents the amount specified in your draft(s) drawn on us.

Except as expressly stated herein, this undertaking is not subject to any contract, agreement, condition or qualification. "The obligation and liabilities of us under this credit shall be independent.

Any amount claimed your bank under this credit shall be determined using the USD buying rate of your bank on the date(s) of drawing by your bank under the credit.

This credit will came into effect on the issuing date hereof and shall be binding on us as a continuing guarantee until 17:00 GMT on 12/04/2016 at your counters.

Except so far as otherwise expressly stated, this credit is subject to the Uniform Customs and Practice for Documentary Credit 1933 revision of the International Chamber of Commerce Publication No. 500.

FOR AND ON BEHALF OF BANK OF CHINA, BEIJING

张永英
ZhanYongYing
Vice President
Code Number :0076

杨文海
Yang Wen Hai
Director of Business Dept
Code Number: 0013

中国银行总行营业部

TEL: (86) 10 6659 6688
SWIFT NO: BKCHCNBJ
HEAD OFFICE : NO: 1 FUXINGMEN NEI DAJIE, BEIJING 100818, CHINA